Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS SECOND QUARTER 2026

EARNINGS PER DILUTED SHARE OF $1.68

THOMASVILLE, N.C. (July 29, 2026) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2026.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2026	2025	% Chg.	2026	2025	% Chg.
Total revenue	$1,554,004	$1,407,724	10.4%	$2,888,700	$2,782,582	3.8%
LTL services revenue	$1,538,938	$1,395,112	10.3%	$2,860,829	$2,755,951	3.8%
Other services revenue	$15,066	$12,612	19.5%	$27,871	$26,631	4.7%
Operating income	$465,301	$357,895	30.0%	$782,642	$695,950	12.5%
Operating ratio	70.1%	74.6%		72.9%	75.0%
Net income	$350,601	$268,626	30.5%	$588,859	$523,286	12.5%
Diluted earnings per share	$1.68	$1.27	32.3%	$2.82	$2.46	14.6%
Diluted weighted average shares outstanding	208,715	212,164	(1.6)%	209,014	212,821	(1.8)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s second quarter financial results include a 10.4% increase in revenue, a 30.0% increase in operating income, and earnings per diluted share that match our previous Company record that we set in the third quarter of 2022. The strength of our second quarter financial results reflects continued improvement in demand trends and the benefits of our long-term focus on yield discipline and operational execution. In addition, we continued to provide our customers with best-in-class customer service with 99% on-time service and a claims ratio of 0.1%.

“Our 10.4% increase in revenue was primarily due to a 15.2% increase in our LTL revenue per hundredweight that was partially offset by a 4.1% decrease in our LTL tons per day. The decrease in our LTL tons per day reflects the net impact of a 5.7% decrease in our LTL shipments per day and a 1.7% increase in our LTL weight per shipment. LTL revenue per hundredweight, excluding fuel surcharges, increased 5.5% compared to the second quarter of 2025. Our disciplined approach to yield management is designed to offset our cost inflation over the long term while also supporting our ongoing investments in our capacity, our technology, and our people.

“Our operating ratio improved by 450 basis points to 70.1% for the second quarter of 2026. We continued to operate efficiently during the quarter and maintained our focus on revenue quality, which contributed to a 230 basis-point

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ODFL Reports Second Quarter Financial Results

July 29, 2026

improvement in our direct operating costs as a percent of revenue. Our overhead costs as a percent of revenue also improved compared to the year-ago period, due in part to the $17.2 million of net gains from the disposal of property and equipment. The combination of revenue growth and operating ratio improvement resulted in a 32.3% increase in our earnings per diluted share to $1.68 for the second quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $272.7 million for the second quarter of 2026 and $646.3 million for the first half of the year. The Company had $283.9 million in cash and cash equivalents at June 30, 2026.

Capital expenditures were $77.0 million for the second quarter of 2026 and $139.6 million for the first half of the year. The Company expects its aggregate capital expenditures for 2026 to total approximately $380 million. This total now includes planned expenditures of $180 million for real estate and service center expansion projects; $155 million for tractors and trailers; and $45 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the second quarter of 2026 through its share repurchase and dividend programs. For the first six months of this year, the Company utilized $239.7 million of cash for its share repurchase program and paid $120.7 million in cash dividends.

Summary

Mr. Freeman concluded, “Old Dominion produced strong profitable revenue growth in the second quarter as we continued to successfully execute on the fundamental aspects of our long-term strategic plan, the cornerstone of which remains our ability to provide our customers with superior service at a fair price. I want to thank our team for their unwavering commitment to our customers, which has created an unmatched value proposition in our industry. In addition, due to the consistent investments in our network and our people, we have all of the necessary elements of capacity to support our customers as the demand environment continues to evolve. As a result, we remain confident that we are uniquely positioned to win market share and increase shareholder value over the long term.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register for the conference call. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through August 5, 2026, at (855) 669-9658, access code 8521187.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various economic factors such as inflationary pressures or downturns in the domestic economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) reductions in the available supply or increases in the cost of equipment and parts; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to

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ODFL Reports Second Quarter Financial Results

July 29, 2026

supplement our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) changes in international trade policies, including with respect to tariffs; (17) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (18) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (19) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (20) our ability to retain our key employees and continue to effectively execute our succession plan; (21) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (22) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (23) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (24) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (25) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (26) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (27) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (28) the effects of legal, regulatory or market responses to climate change concerns; (29) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (30) varied stakeholder expectations relating to evolving sustainability considerations and related reporting obligations; (31) the increase in costs associated with healthcare and other mandated benefits; (32) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (33) the impact of changes in tax laws, rates, guidance and interpretations; (34) the concentration of our stock ownership with the Congdon family; (35) the ability or the failure to declare and pay future cash dividends; (36) fluctuations in the amount and frequency of our stock repurchases; (37) volatility in the market value of our common stock; (38) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (39) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based on our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except to the extent required by law.

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ODFL Reports Second Quarter Financial Results

July 29, 2026

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, we also provide LTL services throughout North America. In addition to our core LTL services, we offer a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Second Quarter Financial Results

July 29, 2026

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year to Date
(In thousands, except per share amounts)	2026		2025		2026		2025
Revenue	$1,554,004	100.0%	$1,407,724	100.0%	$2,888,700	100.0%	$2,782,582	100.0%

Operating expenses:
Salaries, wages and benefits	687,348	44.2%	672,093	47.7%	1,325,643	45.9%	1,330,178	47.8%
Operating supplies and expenses	177,683	11.4%	142,457	10.1%	324,401	11.2%	292,349	10.5%
General supplies and expenses	46,413	3.0%	41,676	3.0%	93,482	3.2%	81,556	2.9%
Operating taxes and licenses	34,293	2.2%	34,983	2.5%	67,322	2.3%	70,586	2.5%
Insurance and claims	18,919	1.2%	18,794	1.3%	36,625	1.3%	36,274	1.3%
Communications and utilities	8,190	0.5%	9,296	0.7%	17,812	0.6%	20,099	0.7%
Depreciation and amortization	91,708	5.9%	90,663	6.4%	184,015	6.4%	179,795	6.5%
Purchased transportation	33,779	2.2%	28,544	2.0%	61,541	2.1%	56,207	2.0%
Miscellaneous (income) expense, net	(9,630)	(0.5)%	11,323	0.9%	(4,783)	(0.1)%	19,588	0.8%

Total operating expenses	1,088,703	70.1%	1,049,829	74.6%	2,106,058	72.9%	2,086,632	75.0%

Operating income	465,301	29.9%	357,895	25.4%	782,642	27.1%	695,950	25.0%

Non-operating (income) expense:
Interest expense	76	0.0%	6	0.0%	375	0.0%	8	0.0%
Interest income	(2,441)	(0.2)%	(684)	(0.0)%	(4,721)	(0.2)%	(2,346)	(0.1)%
Other expense, net	198	0.0%	1,357	0.0%	1,842	0.1%	2,428	0.1%

Income before income taxes	467,468	30.1%	357,216	25.4%	785,146	27.2%	695,860	25.0%

Provision for income taxes	116,867	7.5%	88,590	6.3%	196,287	6.8%	172,574	6.2%

Net income	$350,601	22.6%	$268,626	19.1%	$588,859	20.4%	$523,286	18.8%

Earnings per share:
Basic	$1.69		$1.27		$2.83		$2.47
Diluted	$1.68		$1.27		$2.82		$2.46

Weighted average outstanding shares:
Basic	207,659		211,083		207,966		211,739
Diluted	208,715		212,164		209,014		212,821

Dividends declared per share	$0.29		$0.28		$0.58		$0.56

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ODFL Reports Second Quarter Financial Results

July 29, 2026

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2026	2025	% Chg.	2026	2025	% Chg.
Work days	64	64	—%	127	127	—%
Operating ratio	70.1%	74.6%		72.9%	75.0%
LTL intercity miles (1)	151,977	159,582	(4.8)%	296,695	316,841	(6.4)%
LTL tons (1)	2,035	2,123	(4.1)%	3,962	4,211	(5.9)%
LTL tonnage per day	31,804	33,178	(4.1)%	31,199	33,157	(5.9)%
LTL shipments (1)	2,709	2,874	(5.7)%	5,295	5,682	(6.8)%
LTL shipments per day	42,332	44,907	(5.7)%	41,689	44,738	(6.8)%
LTL revenue per hundredweight	$37.84	$32.84	15.2%	$36.22	$32.76	10.6%
LTL revenue per hundredweight, excluding fuel surcharges	$29.71	$28.17	5.5%	$29.43	$28.03	5.0%
LTL revenue per shipment	$568.55	$485.31	17.2%	$542.19	$485.55	11.7%
LTL revenue per shipment, excluding fuel surcharges	$446.44	$416.31	7.2%	$440.44	$415.50	6.0%
LTL weight per shipment (lbs.)	1,503	1,478	1.7%	1,497	1,482	1.0%
Average length of haul (miles)	909	912	(0.3)%	911	914	(0.3)%
Average active full-time employees	20,081	21,621	(7.1)%	20,173	21,719	(7.1)%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2026	2025
Cash and cash equivalents	$283,939	$120,091
Other current assets	720,056	574,742
Total current assets	1,003,995	694,833
Net property and equipment	4,440,470	4,504,204
Other assets	291,056	271,123
Total assets	$5,735,521	$5,470,160

Current maturities of long-term debt	$19,997	$20,000
Other current liabilities	511,384	463,906
Total current liabilities	531,381	483,906
Long-term debt	—	19,995
Other non-current liabilities	656,788	655,202
Total liabilities	1,188,169	1,159,103
Total shareholders' equity	4,547,352	4,311,057
Total liabilities and shareholders' equity	$5,735,521	$5,470,160

Note: The financial and operating statistics in this press release are unaudited.

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